UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
January 17, 2006
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

AMERICAN COMMERCIAL LINES INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-51562	73-3177794
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NO.)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)
1701 East Market Street, Jeffersonville, Indiana
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(812) 288-0100
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Director Compensation
     On January 17, 2006, American Commercial Lines Inc. (the “Company”) approved the 2006 compensation for non-employee directors of the Company. For fiscal year 2006, the chairman of the Company’s Board of Directors shall be paid $45,000 annually, and all other non-employee directors shall be paid $30,000 annually. The chairmen of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee shall each be paid an additional $5,000 annually. In addition, each member of a committee, including the chairman of each committee, shall receive an additional $1,250 per committee meeting attended in person or by telephone.
     As a part of their compensation for 2006, the Company’s non-employee directors shall receive grants of equity compensation under the Company’s 2005 Stock Incentive Plan. The Chairman of the Board of Directors shall receive 900 restricted stock units and an option to purchase 6,450 shares of the Company’s common stock at an exercise price of $30.62 per share under the Company’s 2005 Stock Incentive Plan. The other non-employee directors each shall received 600 restricted stock units and an option to purchase 4,300 shares of the Company’s common stock at an exercise price of $30.62 per share under the Company’s 2005 Stock Incentive Plan. Such restricted stock units will vest in three equal annual installments, commencing on the first anniversary of the grant date, and such stock options will vest six months from the grant date.
     A copy of the 2006 Non-Employee Director Compensation Summary Sheet is being filed as Exhibit 10.1 to this report and is incorporated by reference. A copy of the Form of Restricted Stock Unit Agreement for non-executives of the Company and a copy of the Form of Stock Option Agreement for non-executives of the Company are being filed as Exhibits 10.2 and 10.3, respectively, to this report and is incorporated by reference.
Restricted Stock Unit Deferral Plan
     On January 17, 2006, the Company adopted the American Commercial Lines Inc. Restricted Stock Unit Deferral Plan (the “Restricted Stock Unit Deferral Plan”) which permits plan participants to defer the receipt of shares of the Company’s common stock that would otherwise be issued upon vesting of restricted stock units granted under the Company’s 2005 Stock Incentive Plan, the American Commercial Lines Inc. Equity Award Plan for Employees, Officers and Directors or any other equity compensation plan adopted by the Company. Only officers or directors of the Company will be eligible to participate in the Restricted Stock Unit Deferral Plan.
     Under the terms of the Restricted Stock Unit Deferral Plan, a participant must make the election to defer the receipt of shares of common stock no later than the earlier to occur of (i) 30 days after the date on which a restricted stock unit award is granted to a participant and (ii) 12 months prior to the first date on which any of the restricted stock units subject to such award are scheduled to vest. The Company will maintain a deferral account on behalf of each participant. Upon the vesting of each restricted stock unit that is subject to a deferral election, the participant’s deferral account will be credited with a fully vested and nonforfeitable deferred stock unit. If the Company pays dividends on its outstanding common stock, deferral accounts under the Restricted Stock Unit Deferral Plan will be credited with an amount equal to the amount of the dividend payable on each share of common stock multiplied by the number of deferred stock units credited to each deferral account and such dividend will be deemed invested in additional whole or partial deferred stock units. Deferred stock units shall be paid from the deferral accounts either on a specified date chosen by the participant or on the date on which a participant ceases service as an employee or director of the Company or any of its subsidiaries. The Board of Directors of the Company may amend or terminate the Restricted Stock Unit Deferral Plan at any time.
     A copy of the Restricted Stock Unit Deferral Plan is being filed as Exhibit 10.4 to this report and is incorporated by reference.

ITEM 9.01 EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
10.1	2006 Non-Employee Director Compensation Summary Sheet.
10.2	Form of Restricted Stock Unit Agreement for non-executives of the Company.
10.3	Form of Stock Option Agreement for non-executives of the Company.
10.4	Restricted Stock Unit Deferral Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
By:	/s/ Lisa L. Fleming
Lisa L. Fleming
Senior Vice President, Law and Administration

Dated: January 20, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	2006 Non-Employee Director Compensation Summary Sheet.
10.2	Form of Restricted Stock Unit Agreement for non-executives of the Company.
10.3	Form of Stock Option Agreement for non-executives of the Company.
10.4	Restricted Stock Unit Deferral Plan.